EXHIBIT 99.1
PubMatic Announces First Quarter 2026 Financial Results

Delivered revenue and adjusted EBITDA ahead of guidance;
1,000+ AI-powered deals on PubMatic AgenticOS;
20+ AI agents available on AgenticOS, reduces operational workflows to minutes;
Net cash generated from operations was $17.3 million, up 11% over Q1 2025;
Repurchased 1.0 million shares in Q1 2026, representing 2.1% of fully diluted shares1 as of March 31, 2026.
NO-HEADQUARTERS/REDWOOD CITY, Calif., May 7, 2026 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), the leading AI-powered ad tech company delivering digital advertising performance, today reported financial results for the quarter ended March 31, 2026.

“We delivered an exceptional first quarter, exceeding guidance on both revenue and adjusted EBITDA. Adoption of our AI capabilities continues to accelerate, with more than 20 agents now embedded across our platform and fully autonomous campaigns scaling globally. Importantly, the repeat engagement we’re seeing from customers underscores that AgenticOS is simplifying the ecosystem and redefining how value is created,” said Rajeev Goel, co-founder and CEO at PubMatic. “Each additional campaign compounds our data advantage, delivers measurable performance, and accelerates our underlying growth. As an early leader in AI, our multi-year investments are driving new revenue streams, expanding operating leverage, and strengthening our competitive position.”

First Quarter 2026 Financial Highlights
•Revenue in the first quarter of 2026 was $62.6 million, compared to $63.8 million in the same period of 2025;
•GAAP net loss was $(12.5) million with a margin of (20)%, or $(0.27) per diluted share in the first quarter, compared to GAAP net loss of $(9.5) million with a margin of (15)%, or $(0.20) per diluted share in the same period of 2025;
•Adjusted EBITDA was $2.6 million, or 4% margin, compared to $8.5 million, or 13% margin in the same period of 2025;
•Non-GAAP net loss was $(5.4) million, or $(0.11) per non-GAAP diluted share in the first quarter, compared to non-GAAP net loss of $(1.8) million, or $(0.04) per non-GAAP diluted share in the same period of 2025;
•Net cash provided by operating activities was $17.3 million, an increase over $15.6 million in the same period of 2025;
•Ended the quarter with total cash and cash equivalents of $144.9 million with no debt, and
•Through March 31, 2026, used $189.9 million in cash to repurchase 13.5 million shares of Class A common stock with $85.1 million available from the 2023 Repurchase Program.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

1 Fully diluted shares include common shares outstanding as of March 31, 2026 plus dilutive securities related to employee stock awards under the treasury stock method, calculated as if the Company were in a net income position.

“Our first-quarter results exceeded expectations on both revenue and profitability, reflecting the breadth and strength of our diversified platform. Excluding the legacy DSP referenced in mid-2025, our underlying business grew 13% year-over-year and represented 83% of total revenues,” said Steve Pantelick, CFO at PubMatic. “We also delivered our 40th consecutive quarter of positive adjusted EBITDA, highlighting the durability of our model, ongoing productivity gains, and expense discipline. AI is an increasingly important financial lever for PubMatic, powering revenue growth, expanding margins, and improving efficiency across the business. These benefits compound as adoption scales. We expect to return to double-digit revenue growth in the second half of 2026, with corresponding margin expansion.”

Business Highlights

AgenticOS Adoption Drives Momentum
•Over 1,000 AI-powered deals transacted to date, which have generated millions in publisher monetization.
•Since launching in January 2026, PubMatic has launched more than 30 fully autonomous, end-to-end campaigns globally. Notably, every participating advertiser has returned to run additional agentic campaigns, reinforcing the strength of performance and operational efficiency.
•PubMatic and the Untapped Growth Collective partnered to give independent agencies direct access to AgenticOS, enabling custom buyer agents to access premium inventory, advanced data and GPU-powered optimization. This integration reduces costs and accelerates setup, bringing enterprise AI capabilities to independents.
•PubMatic and Amnet launched the first Agentic advertising campaign in France, using the Claude LLM to eliminate manual steps. For client INTERBEV, the autonomous workflow used natural language prompts and cut setup time by 80%.
•PubMatic and Abovo Maxlead launched one of the first Agentic AI advertising campaigns in the Netherlands, integrating Abovo’s Mediavision AI with PubMatic’s AgenticOS to optimize CTV. The campaign accelerated time to activation and shifted more spend to working media.

Top Global Commerce Media Partners Added
•Integrated with Walmart Connect Select as a preferred supply partner, delivering curated, high-performing CTV inventory to drives stronger engagement, higher conversion rates, and more efficient media spend to its buyers.
•Expanded partnership with PayPal Ads to integrate PayPal Ads ID, a deterministic identity solution built on verified PayPal and Venmo accounts, improving match rates, cross-device accuracy, and closed-loop attribution for advertisers.

New Partnerships Expand Scale and Data Integrations
•Expanded partnership with Amazon DSP’s Dynamic Traffic Engine (DTE), to optimize supply path routing on both sides of the transaction, driving up to 10% CPM lift for publishers and more efficient media delivery for advertisers.
•Integrated Unity LevelPlay into PubMatic’s OpenWrap SDK. PubMatic provides direct, transparent access to the three largest mobile mediation platforms, representing over 90% of SDK inventories.
•Integrated with AdRoll — the first DSP on PubMatic's platform to connect via Model Context Protocol — enabling AI agents on both the demand and supply side to communicate directly, diagnose and resolve issues within minutes.

New AI-Powered Solutions Drive Performance and Streamline Omnichannel Workflows
•Integrated Creative Engagement Suite into AgenticOS, giving advertisers like Horizon Media unified access to advanced formats like pause ads and shoppable units alongside agentic optimization across CTV, mobile, and premium inventory like Sling TV.

Diversified revenue mix and expanded reach on the buy side
•Strength in CTV was led by the Americas, where revenue grew 13% year over year, and represented approximately 80% of total CTV revenue. Excluding the legacy DSP buyer, global CTV revenue grew 18% year-over-year.
•Q1 2026 revenue from mobile app grew 25%+ year-over-year.
•Emerging revenues2 in Q1 2026 grew 80%+ year over year and represented approximately 14% of total revenues in the quarter, which includes revenue from newly launched AI solutions.
•Ad spend from Activate grew more than 3X over Q1 2025, as buyers and publishers prioritized performance, control and transparency.
•Ad spend from mid-market focused DSPs grew over 20% year-over-year in Q1 2026.
•Supply Path Optimization represented over 56% of total activity on our platform in Q1 2026.

Operating priorities drove profitable growth
•Infrastructure optimization initiatives and investments drove nearly 94.2 trillion impressions processed in Q1 2026, an increase of 26% over Q1 2025.
•Cost of revenue per million impressions processed decreased 20% on a trailing twelve month period, as compared to the prior period.

Financial Outlook
Our outlook assumes that general market conditions do not significantly deteriorate as it relates to current macroeconomic and geopolitical conditions.
For the second quarter of 2026, we expect the following:
•Revenue to be in the range of $68 million to $70 million, inclusive of an impact from one of our top DSP buyers.
•Adjusted EBITDA to be in the range of $8.0 million to $10.0 million. Adjusted EBITDA expectation assumes a negative foreign currency exchange impact predominantly from Euro and Pound Sterling.

Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income (loss), the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income (loss), including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Thursday, May 7, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
2 Emerging revenue includes Activate, Commerce Media, Connect and AI Solutions.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating loss, net cash provided by operating activities, and net loss, we believe that adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP earnings per share and free cash flow, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net loss adjusted for stock-based compensation expense, depreciation and amortization, litigation related expenses, interest income, and benefit from income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue. We define non-GAAP net income as net loss adjusted for stock-based compensation expense, litigation related expenses, and adjustments for income taxes. We define non-GAAP free cash flow as net cash provided by operating activities reduced by purchases of property and equipment and capitalized software development costs.
In addition to operating loss and net loss, we use adjusted EBITDA and non-GAAP net loss as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA and non-GAAP net loss are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, litigation related expenses, interest expense, and benefit from income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired; and,
•Our management uses adjusted EBITDA and non-GAAP net loss in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net loss does not include: (a) the potentially dilutive impact of stock-based compensation; (b) non-ordinary course litigation related expenses; or (c) income tax effects for stock-based compensation
Because of these and other limitations, you should consider adjusted EBITDA and non-GAAP net loss along with other GAAP-based financial performance measures, including net income and our GAAP financial results.

Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for the second quarter of 2026, our expectations regarding our adjusted EBITDA, free cash flow, capital expenditures, future adoption and deployment of our AI-enabled products, future market growth, and our long-term revenue growth. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; geopolitical tensions and uncertainty, including the conflicts in Ukraine and the Middle East, and the related measures taken in response by the global community and disruptions to the international supply chain and global commerce; the impacts of inflation and tariffs as well as fiscal tightening; changes currency exchange environments and continuing volatility in global capital markets; volatile interest rates; public health crises, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements, including as it may impact our use of Artificial Intelligence and additional AI laws and regulations are enacted globally; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including but not limited to, our annual report on Form 10-K and quarterly reports on From 10-Q, copies of are available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. All information in this press release is as of May 7, 2026. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic is the leading AI-powered ad tech company delivering digital advertising performance. Through an intelligent, unified platform that connects buyers, publishers, data partners, and commerce media networks, PubMatic delivers superior performance with great transparency, control, and efficiency. Since 2006, PubMatic has pioneered major advances in programmatic advertising, from enabling the first OpenRTB transactions to embedding AI-driven optimization and privacy-focused innovation across its platform. With omnichannel scale, proven reliability, and a track record of continuous innovation, PubMatic is building a more intelligent, profitable, and sustainable open internet. Built to Connect. Powered to Perform.
Investors:
investors@pubmatic.com
Press Contact:
Purpose Worldwide
PubMatic@purposenorthamerica.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$144,876	$145,518
Accounts receivable, net	336,904	358,240
Prepaid expenses and other current assets	22,397	18,889
Total current assets	504,177	522,647
Property, equipment and software, net	50,139	52,657
Operating lease right-of-use assets	36,267	38,149
Acquisition-related intangible assets, net	2,309	2,704
Goodwill	29,577	29,577
Deferred tax assets	32,409	30,986
Other assets, non-current	4,563	3,475
TOTAL ASSETS	$659,441	$680,195
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$342,644	$343,619
Accrued liabilities	18,616	25,278
Operating lease liabilities, current	7,601	6,953
Total current liabilities	368,861	375,850
Operating lease liabilities, non-current	34,779	36,910
Other liabilities, non-current	4,801	4,846
TOTAL LIABILITIES	408,441	417,606
Stockholders' Equity
Common stock	7	7
Treasury stock	(202,296)	(193,471)
Additional paid-in capital	330,962	321,062
Accumulated other comprehensive income (loss)	(86)	68
Retained earnings	122,413	134,923
TOTAL STOCKHOLDERS’ EQUITY	251,000	262,589
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$659,441	$680,195

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$62,567	$63,825
Cost of revenue(1)	26,094	25,588
Gross profit	36,473	38,237
Operating expenses:(1)
Technology and development	7,986	8,772
Sales and marketing	28,965	26,799
General and administrative	14,795	14,569
Total operating expenses	51,746	50,140
Operating loss	(15,273)	(11,903)
Total other income, net	162	579
Loss before income taxes	(15,111)	(11,324)
Benefit from income taxes	(2,601)	(1,838)
Net loss	$(12,510)	$(9,486)
Net loss per share attributable to common stockholders:
Basic	$(0.27)	$(0.20)
Diluted	$(0.27)	$(0.20)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	47,120	48,346
Diluted	47,120	48,346

(1)Stock-based compensation expense includes the following:
STOCK BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$384	$474
Technology and development	1,029	1,585
Sales and marketing	3,057	3,463
General and administrative	4,018	4,176
Total stock-based compensation	$8,488	$9,698

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES:
Net loss	$(12,510)	$(9,486)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,988	11,676
Stock-based compensation	8,488	9,698
Deferred income taxes	(1,423)	(4,754)
Accretion of discount on marketable securities	—	(454)
Non-cash lease expense	1,840	1,928
Other	(676)	(223)
Changes in operating assets and liabilities:
Accounts receivable	21,335	75,691
Prepaid expenses and other current assets	4,082	5,681
Accounts payable	(997)	(62,578)
Accrued liabilities	(11,382)	(11,287)
Operating lease liabilities	(1,444)	(590)
Other liabilities, non-current	(6)	319
Net cash provided by operating activities	17,295	15,621
INVESTING ACTIVITIES:
Purchases of and deposits on property and equipment	(11)	(1,441)
Capitalized software development costs	(6,579)	(6,880)
Purchases of marketable securities	—	(15,307)
Proceeds from maturities of marketable securities	—	13,559
Purchase of equity investment	(3,000)	—
Net cash used in investing activities	(9,590)	(10,069)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	477	563
Principal payments on finance lease obligations	(36)	(35)
Payments to acquire treasury stock	(8,500)	(5,000)
Net cash used in financing activities	(8,059)	(4,472)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(354)	1,080
Effect of foreign currency on cash	(288)	279
CASH AND CASH EQUIVALENTS - Beginning of year	145,518	100,452
CASH AND CASH EQUIVALENTS - End of year	$144,876	$101,811

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA AND NON-GAAP NET LOSS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of net loss:
Net loss	$(12,510)	$(9,486)
Add back (deduct):
Stock-based compensation	8,488	9,698
Depreciation and amortization	9,988	11,676
Litigation related expenses(2)	438	—
Interest income	(1,215)	(1,593)
Benefit from income taxes	(2,601)	(1,838)
Adjusted EBITDA	$2,588	$8,457

Revenue	$62,567	$63,825
Adjusted EBITDA margin	4%	13%

	Three Months Ended March 31,
	2026	2025
Reconciliation of net loss per share:
Net loss	$(12,510)	$(9,486)
Add back (deduct):
Stock-based compensation	8,488	9,698
Litigation related expenses(2)	438	—
Adjustment for income taxes	(1,831)	(2,055)
Non-GAAP net loss	$(5,415)	$(1,843)
GAAP diluted EPS	$(0.27)	$(0.20)
Non-GAAP diluted EPS	$(0.11)	$(0.04)
GAAP weighted average shares outstanding—diluted	47,120	48,346
Non-GAAP weighted average shares outstanding—diluted	47,120	48,346
(2)Litigation related expenses represents external legal fees and other expenses, net of insurance recoveries, associated with pending litigation that arose outside of the ordinary course of business. These costs related to a discrete matter, and are not representative of our underlying operating performance. We do not adjust for legal expenses incurred in our ordinary course of business.
Reported GAAP and Non-GAAP diluted loss per share for the three months ended March 31, 2026 and 2025 were calculated using basic share count.

SUPPLEMENTAL CASH FLOW INFORMATION
COMPUTATION OF FREE CASH FLOW, A NON-GAAP MEASURE
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of cash provided by operating activities:
Net cash provided by operating activities	$17,295	$15,621
Less: Purchases of property and equipment	(11)	(1,441)
Less: Capitalized software development costs	(6,579)	(6,880)
Free cash flow	$10,705	$7,300